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                                                                    EXHIBIT 10.8

                               ADVISORY AGREEMENT

                  This Advisory Agreement (this "AGREEMENT") is made and entered into as of February 15, 2004 by and between Ultra Clean Holdings, Inc. (the "COMPANY") and Francisco Partners Management, LLC ("ADVISOR").

                  WHEREAS, the Company desires to retain Advisor, and Advisor desires to perform certain services for the Company;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1. Services. Advisor shall provide assistance and advice to the Company with respect to the following matters:

                           (a)      selection of investment bankers;

                           (b)      business plan

                           (c)      equity capitalization;

                           (d)      outside debt financing;

                           (e)      management organization and recruiting;

                           (f)      management compensation;

                           (g)      identification and recruitment of directors;

                           (h)      board of directors compensation; and

                           (i)      directors' and officers' insurance.

                  2. Advisory Fee. The Company hereby agrees to pay the Advisor or its designee a fee of $2,000,000, plus reasonable out-of-pocket expenses in respect of the provision of the foregoing services. Such fees shall be payable to Advisor or its designees by wire transfer to an account designated in writing by Advisor upon the completion of the foregoing services, but in any event not later than the completion by the Company of its initial public offering.

                  3. Liability. Neither Advisor nor any other Indemnitee (as defined in Section 4 below) shall be liable to any of the Company or its stockholders for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from gross negligence, willful misconduct or bad faith on the part of an Indemnitee acting within the scope of such person's employment or

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authority. Advisor makes no representations or warranties, express or implied, in respect of the services to be provided by Advisor or any of the other Indemnitees. In no event will any of the parties hereto be liable to any other party hereto for any indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or in respect of any liabilities relating to any third party claims (whether based in contract, tort or otherwise) other than the Claims (as defined in
Section 4 below) relating to the service to be provided by Advisor hereunder.

                  4. Indemnity. The Company shall defend, indemnify and hold harmless each of Advisor, its affiliates, members, partners, employees and agents (collectively, the "INDEMNITEES") from and against any and all loss, liability, damage or expenses arising from any claim by any person with respect to, or in any way related to, the performance of services contemplated by this Agreement (including attorneys' fees) (collectively, "CLAIMS") resulting from any act or omission of any of the Indemnitees, other than for Claims which shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by an Indemnitee. The Company shall defend at its own cost and expense any and all suits or actions (just or unjust) which may be brought against it or any of the Indemnitees or in which any of the Indemnitees may be impleaded with others upon any Claims, or upon any matter, directly or indirectly, related to or arising out of this Agreement or the performance hereof by any of the Indemnitees, except that if such damage shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by an Indemnitee, then Advisor shall reimburse the Company for the costs of defense and other costs incurred by the Company.

                  5. Notices. All notices hereunder shall be in writing and shall be delivered personally or mailed by United States mail, postage prepaid, addressed to the parties as follows:

                           To the Company:

                                    Ultra Clean Holdings, Inc.
                                    150 Independence Drive
                                    Menlo Park, California 94025
                                    Attention: Chief Executive Officer
                                    Facsimile: (650) 326-0929

                           To Advisor:

                                    Francisco Partners GP, LLC
                                    c/o Francisco Partners, L.P.
                                    2882 Sand Hill Road, Suite 280
                                    Menlo Park, California 94025
                                    Attention: Dipanjan Deb
                                    Facsimile: (650) 233-2999

                  6. Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered

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shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

                  7. Entire Agreement; Modification; Governing Law. The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this Agreement nor waiver of the terms or conditions thereof shall be binding upon either party unless approved in writing by an authorized representative of such party. All issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of California.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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                  IN WITNESS WHEREOF, the parties have executed this Advisory
Agreement.

                                    ULTRA CLEAN HOLDINGS, INC.

                                    By: ________________________________________
                                    Name: Clarence L. Granger
                                    Title: Chief Executive Officer

                                    FRANCISCO PARTNERS MANAGEMENT, LLC

                                    By: ________________________________________
                                    Name: Dipanjan Deb
                                    Title: Managing Member

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